                                                                     EXHIBIT 4.5

                               CONVERTIBLE NOTE

         $                                                    Irvine, California

     FOR VALUE RECEIVED, on or before May 31, 1997, the undersigned, Grip Technologies, Inc., a California corporation ("Borrower"), promises to pay to
the order of     , a          , or its successors or assigns ("Holder"),
at                                                the principal sum of
  ------------------------------------------------
dollars ($     ) together with simple interest at eight percent (8%) per annum.
The entire outstanding principal and interest amount shall be due and payable May 31, 1997. Borrower may prepay any or all amounts due under this Note at any time without penalty; provided, however, that Borrower, as a condition to prepayment of some or all of balance hereof, shall deliver written notice of its intention to prepay at least 14 calendar days prior to the date of such prepayment ("Prepayment Date") and cooperate with Holder in Holder's exercise of Holder's convertibility rights, as set forth below, if Holder elects to exercise such rights. Said payments shall first be applied to accrued interest and then to principal. All payments shall be made in lawful money of the United States.

     This Note is executed pursuant to a Subscription Agreement dated         ,
                                                                      --------
1996, executed by Borrower and Holder.

     The principal and accrued interest on this Note are convertible, at the option and in the discretion of the Holder, wholly or in part for shares of Borrower's common stock at a conversion price of $1.75 per share until May 31, 1997 ("Expiration Date"). To exercise Holder's conversion rights, Holder shall deliver written notice to Borrower no later than 10:00 a.m. Pacific time on the Expiration Date or the Prepayment Date, whichever is earlier, indicating the amount of principal and accrued interest to be converted to shares of common stock. Such shares shall be "restricted securities," as defined in Rule 144 under the Securities Act of 1933, and shall bear a legend indicating their restricted nature. However, Holder shall have "piggyback" registration rights with respect to said shares in any registration statement filed by Holder on or prior to May 31, 1997, unless such registration statement is not suitable for the sale of such shares, for example, and not by limitation, the registration of transactions in connection with Borrower's benefit plans. Borrower shall give Holder written notice of the opportunity to exercise such registration rights at least ten (10) days prior to the effective date of such registration statement.

     The undersigned and each endorser, surety, and guarantor, if any, to the extent permitted by law, hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, assignment, acceptance, performance, default, or enforcement of the payment of this Note; and they agree that the liability of the undersigned shall not in any manner be affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder hereof; and they agree that additional makers, guarantors, sureties, or endorsers may become parties hereto without affecting the liability of any of them hereunder.

     The Holder hereof shall not, by any act of omission or commission, be deemed to waive any of the Holder's rights, remedies, or powers hereunder or otherwise unless such waiver is in writing and signed by the Holder hereof, and then only to the extent specifically set forth therein. A waiver of one event of default shall not be construed as continuing or as a bar to or waiver of such right, remedy, or power on a subsequent event of default.

     If the Borrower fails to pay the full amount of unpaid principal and interest when due and payable, Borrower shall pay default interest at the rate of ten percent (10%) plus all expenses of collection with or without suit, including reasonable attorney's fees as may be permitted by law. The Holder may pursue any remedies singly, successively, or together against the undersigned, such remedies being cumulative and concurrent.

     The validity and interpretation of this Note shall be governed by the laws of the State of California.

     Executed this        day of May, 1996.
                   ------



                                             GRIP TECHNOLOGIES, INC.




                                             By:
                                                ----------------------------
                                                Sam G. Lindsay, President



ATTEST:



By:
   ---------------------------------
   James E. McCormick III, Secretary


                                       2